EXHIBIT 99.1

Emclaire Financial Corp 612 Main Street ♦ Emlenton, PA 16373-0046 Phone: (844) 767-2311/FAX: (724) 867-9326

P R E S S R E L E A S E

RELEASE DATE:	CONTACT:
Monday, October 2, 2017	William C. Marsh
Chairman, President and
Chief Executive Officer
Emclaire Financial Corp
Phone: (844) 800-2193
Email: investor.relations@farmersnb.com

Emclaire Financial Corp Announces Completion of its
Acquisition of Northern Hancock Bank and Trust Co.

Emlenton, PA, October 2, 2017 – Emclaire Financial Corp (NASDAQ: EMCF) (Emclaire), the parent holding company of The Farmers National Bank of Emlenton (Farmers National), announced today that, as of September 30, 2017, they have completed the acquisition of Northern Hancock Bank and Trust Co., Newell, West Virginia (Northern Hancock).

The transaction has expanded Emclaire's franchise into Hancock County, West Virginia and increased Emclaire's consolidated total assets and total deposits to approximately $750 million and $629 million, respectively. The merger is expected to be immediately accretive to Emclaire's earnings for the remainder of 2017, excluding one-time charges, and 6% accretive to 2018 earnings and higher in future years. No additional capital was needed to complete the transaction and Emclaire and Farmers National remain "well-capitalized" institutions for regulatory purposes.

William C. Marsh, Chairman, President and Chief Executive Officer of Emclaire and Farmers National, stated, "We are pleased to welcome all Northern Hancock depositors and customers to the Emclaire family. We are excited to expand our franchise into the upper panhandle of West Virginia and look forward to building upon and enhancing the customer relationships that Northern Hancock developed over the years.   We believe we can provide Northern Hancock customers with a broader array of banking services, including expanded commercial and consumer lending capabilities and a more robust array of depository products and services. The acquisition of Northern Hancock, near the proposed Shell cracker plant in adjacent Beaver County, along with the recent opening of our new full-service banking office in Aspinwall, Pennsylvania (a Pittsburgh suburb) reflects our strategy to profitably grow our banking franchise in desirable contiguous markets."

Mark A. Mangano, President and Chief Executive Officer of Northern Hancock, said, "We are pleased to have joined forces with Emclaire and Farmers National.  We are excited about the new products and services that will be available to our customers."

Silver, Freedman, Taff & Tiernan LLP, Washington, DC acted as legal counsel to Emclaire in the transaction.  Keevican, Weiss, Bauerle & Hirsh, LLC, Pittsburgh, Pennsylvania acted as legal counsel and Renaissance Partners, LLC acted as financial advisor to Northern Hancock.

Emclaire Financial Corp
Press Release

About Emclaire Financial Corp

Emclaire Financial Corp is the parent company of The Farmers National Bank of Emlenton, an independent, nationally chartered, FDIC-insured community bank headquartered in Emlenton, Pennsylvania, operating 18 full service offices in Pittsburgh and in Venango, Butler, Clarion, Clearfield, Crawford, Elk, Jefferson and Mercer counties, Pennsylvania as well as Hancock county, West Virginia.  Emclaire's common stock is quoted on and traded through the NASDAQ Capital Market under the symbol "EMCF".  For more information, visit Emclaire's website at "www.emclairefinancial.com".

Forward-looking Statements:

This release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in our markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies' customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

Emclaire's Annual Report on Form 10-K and other reports filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made.  Copies of Emclaire's reports filed with the SEC are available in the Financial Information section of Emclaire's website, www.emclairefinancial.com.  We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.